                                                                    Exhibit 4.14


                                  $275,000,000

                      9 1/4 % First Mortgage Bonds due 2008

                                       of

                                 Showboat, Inc.
                                     Issuer

                              Ocean Showboat, Inc.
                          Atlantic City Showboat, Inc.
                           Showboat Operating Company
                                   Guarantors

                            -------------------------

                          SECOND SUPPLEMENTAL INDENTURE
                             Dated as of May 27 1998

                                       to

                                    INDENTURE
                            Dated as of May 18, 1993

                            -------------------------

                        IBJ Schroder Bank & Trust Company
                                   as Trustee

            This SECOND SUPPLEMENTAL INDENTURE, dated as of May 27, 1998 (this "Supplemental Indenture"), to the Indenture (as defined below) is by and between IBJ SCHRODER BANK & TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York ("Trustee"), and SHOWBOAT, INC., a Nevada corporation (the "Issuer") and OCEAN SHOWBOAT, INC., a New Jersey corporation, ATLANTIC CITY SHOWBOAT, INC., a New Jersey corporation, and SHOWBOAT OPERATING COMPANY, a Nevada corporation (collectively, the "Guarantors").

                                    RECITALS

            A. The Issuer is a party to that certain Indenture dated as of May 18, 1993, as amended as of July 18, 1994 (the "Indenture"), pursuant to which the Issuer's 9 1/4% First Mortgage Bonds due 2008 (`the "Bonds") were originally issued.

            B. Section 9.02 of the Indenture provides that, with the consent of at least a majority in principal amount of the outstanding Bonds, the Issuer and the Trustee may amend the Indenture and the Bonds as set forth below, subject to the provisions of Sections 6.07 thereof.

            C. Pursuant to an Agreement and Plan of Merger, dated as of December 18, 1997, by and among the Issuer, Harrah's Entertainment, Inc., a Delaware corporation ("Harrah's"), HEI Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Harrah's ("HEI"), subject to certain conditions, HEI will be merged with and into the Issuer (the "Merger"), with the Issuer being the surviving corporation in the Merger and as a result thereof, the Issuer will become an indirect, wholly owned subsidiary of Harrah's.

            D. In connection with the Merger, Harrah's Operating Company, Inc., a Delaware corporation and a wholly owned subsidiary of Harrah's ("HOC"), has offered to purchase any and all of the Bonds for cash, upon the terms and subject to the conditions set forth in that certain Offer to Purchase and Consent Solicitation Statement dated May 13, 1998 and accompanying Letter of Transmittal and Consent, as supplemented (collectively, the "Offer to Purchase").

            E. Under the terms of the Offer to Purchase, holders that tender Bonds in accordance with the terms of the Offer to Purchase and who deliver a duly executed Letter of Transmittal and Consent are deemed to consent to certain amendments to the Indenture which would permanently delete or amend certain of the covenants, events of default and other related provisions of the Indenture (the "Proposed Amendments").

            F. In accordance with the terms of the Indenture, holders of in excess of a majority in principal amount of the Bonds have tendered their Bonds and consented to the Proposed Amendments to be effected by this Supplemental Indenture.

            G. The Issuer has authorized the execution and delivery of this Supplemental indenture and the Trustee has received an Opinion of Counsel pursuant to Section 12.04 of the Indenture and an Officers' Certificate of the Issuer pursuant to Section 12.04 of the Indenture, and therefore the Issuer and the Trustee are authorized to execute and deliver this Supplemental Indenture.

            H. All other conditions precedent and requirements necessary to make this Supplemental Indenture when duly executed and delivered, a valid and binding agreement, enforceable in accordance with its terms (subject to the provisions of this Supplemental Indenture becoming operative as provided in Section below), have been performed and fulfilled

            NOW, THEREFORE, the parties hereto agree as follows (defined terms used herein and nor otherwise defined herein shall have the meanings ascribed to them in the indenture):

1. Amendments to Indenture.

      1.1 Deletions.

            (a) The text contained in each of the following Sections of the Indenture is hereby deleted in its entirety and replaced, in each case, with "Intentionally omitted"

                  Section 4.04 (Stay, Extension and Usury Laws); Section 4.05 (Corporate Existence); Section 4.06 (Use of Proceeds); Section
                  4.07 (Limitation on Liens); Section 4.08 (Limitation on Indebtedness); Section 4.09 (Limitation on Restricted Payments); Section 4.10 (Asset Sales); Section 4.11 (Limitation on Transaction with Affiliates); Section 4.12 (Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries); Section 4.13 (Change of Control);
                  Section 4.14 (Additional Subsidiary Guaranties); Section 4.15 (Redemption of 11-3/8% Bonds); Section 4.16 (Limitation on Business Activities of the Issuer and the Subsidiaries)
                  Section 4.17 (Insurance) and Section 4.21 (Redesignation of Non-Recourse Subsidiary).

      1.2 Amendments. The following Sections of the Indenture are hereby amended as set forth below:

            1.2.1 Section 4.02. SEC Reports. Financial Reports. Section 4.02 of the Indenture is hereby amended to read in its entirety as follows:

                  "The Issuer, the Guarantors and their respective Subsidiaries shall comply with the provisions of TIA ss.314(a)."

            1.2.2 Section 4.03. Compliance Certificate. Section 4.03 of the Indenture is hereby amended by deleting the text contained in clauses (b) and
(c) and, in each case, replacing such deleted ten with "Intentionally omitted."

            1.2.3 Section 5.01. Consolidation, Merger or Sale of Assets. Section
5.01 of the Indenture is hereby amended by deleting the text contained in clauses (a)(iv), (v) and (vi) and, in each case, replacing such deleted text with "Intentionally omitted."

            1.2.4 Section 5.02. Successor Corporation Substituted. Section 5.02 of the Indenture is hereby amended by deleting the text contained in clauses
(ii) and (iii) and, in each case, replacing such deleted text with "Intentionally omitted."

            1.2.5 Section 6.01. Events of Default. Section 6.01 of the Indenture is hereby amended by deleting the text contained in clauses (f), (g), (i), (j) and (k) and, in each case, replacing such deleted text with "Intentionally omitted."

            1.2.6 Section 8.01. Defeasance and Discharge of this Indenture and the Bonds Section 8.01 of the Indenture is hereby amended by amending subsection
(b) to replace the words "Section 4.02 or clause (iv) of Section 5.01(a)" with "any covenant or provision listed in clause (ii) of the preceding paragraph."

            1.2.7 Section 1.01. Definitions. All definitions set forth in
Section 1.01 of the Indenture that relate to defined terms used solely in sections deleted hereby are deleted in their entirety.

2. Confirmations: Effectiveness. As amended by this Supplemental Indenture, the Indenture and the Bonds are ratified and confirmed in all respects and the Indenture as so amended shall be read, taken and construed as one and the same instrument, The provisions of this Supplemental Indenture shall become operative only upon the Acceptance Date, as defined in the Offer to Purchase. This Supplemental Indenture may be executed in any number of counterparts, each of which counterparts together shall constitute but one and the same instrument.

3. Trust Indenture Act. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture, which is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended (the "TIA"), such required provision of the TIA shall control.

4. Exchanged Bonds. Pursuant to Section 9.06 of the Indenture, all Bonds authenticated and delivered after the date hereof in exchange for or in lieu of any Bonds theretofore issued shall have imprinted or stamped thereon a legend in substantially the following form:

                        "The Indenture has been amended pursuant to an Amendment to Indenture dated July 18, 1994 and a Second Supplemental Indenture dated as of May 27, 1998, copies of which are available from the Issuer or the Trustee."

5. Governing Law. This Supplemental Indenture shall be deemed governed by. and construed in accordance with, the internal laws of the State of New York, but without giving effect to applicable principles of conflicts of law thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

6. Rights of Trustee. Without limiting any other protections or rights afforded the Trustee a law, by contract or otherwise, the Trustee will be entitled to the full benefits afforded by Sections 7.02 and 7.03 of the Indenture in connection with its execution and delivery of this Supplemental Indenture.


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

            IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                       SHOWBOAT, INC.,
                                       a Nevada corporation


                                       By: /s/ J. K. Houssels III
                                           -----------------------------------
                                       Name:  J. Kell Houssels III
                                              --------------------------------
                                       Title: President & Chief Exec Officer
                                              --------------------------------

                                       IBJ SCHRODER BANK & TRUST COMPANY,
                                       as Trustee


                                       By:
                                           -----------------------------------
                                       Name:
                                           -----------------------------------
                                       Title:
                                           -----------------------------------

                                       OCEAN SHOWBOAT, INC.
                                       a New Jersey corporation


                                       By: /s/ J. K. Houssels III
                                           -----------------------------------
                                       Name:  J. Kell Houssels III
                                              --------------------------------
                                       Title: Chairman of the Board, President
                                              --------------------------------
                                                   & Chief Executive Officer

                                       ATLANTIC CITY SHOWBOAT, INC.
                                       a New Jersey corporation


                                       By: /s/ J. K. Houssels III
                                           -----------------------------------
                                       Name: J. Kell Houssels III
                                              --------------------------------
                                       Title:  Chairman of the Board
                                              --------------------------------

                                       SHOWBOAT OPERATING COMPANY
                                       a Nevada corporation


                                       By: /s/ J. K. Houssels III
                                           -----------------------------------
                                       Name: J. Kell Houssels III
                                              --------------------------------
                                       Title:  Vice Chairman
                                              --------------------------------


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